Exhibit 23.11

CONSENT OF R. DENNIS BERGEN

I consent to all references to my name and any quotation from, or summarization of, Sections 1.1.1.2, 1.1.2.2, 1.3.8, 1.3.9, 15, 16, 25.2, 26.2 and 27 of the technical report summary entitled “Technical Report on the Pre-Feasibility Study on the Pinyon Plain Project, Coconino County, Arizona, USA” dated February 23, 2023, effective as of December 31, 2022, as amended March 6, 2024 (the "Technical Report"), prepared by me, included or incorporated by reference in:

(i)    the Annual Report on Form 10-K for the period ended December 31, 2024 (the “10-K”) of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission, and any amendments or supplements thereto;

(ii)    the Company’s Form S-3 Registration Statements (File Nos. 333-253666 and 333-278193), and any amendments or supplements thereto; and

(iii)    the Company’s Form S-8 Registration Statements (File Nos. 333-217098, 333-205182, 333-194900, 333-226654, 333-254559 and 333-278611), and any amendments or supplements thereto.

I further consent to the filing of the Technical Report as an exhibit to the 10-K.

/s/ R. Dennis Bergen, P.Eng.
R. Dennis Bergen, P.Eng.
Associate Principal Mining Engineer

Date: February 26, 2025